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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported):   April 2, 1998
                                                 ------------------------------


                      Security Dynamics Technologies, Inc.
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               (Exact Name of Registrant as Specified in Charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)


         0-25120                                      04-2916506
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(Commission File Number)                   (I.R.S. Employer Identification No.)


20 Crosby Drive
Bedford, Massachusetts                                    01730
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(Address of Principal Executive Offices)                (Zip Code)



                                 (781) 687-7000
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              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5. OTHER EVENTS.

     On April 2, 1998, Security Dynamics Technologies, Inc. (the "Company") announced that results for the first quarter of 1998 will fall short of the Company's operating plan. Excluding the results of the acquisition of Intrusion Detection Inc., which was completed during the quarter, the Company expects to report that revenue for the first quarter increased 37% to approximately $39 million, from $28.4 million for the first quarter of 1997. Excluding the acquisition and related non-recurring items, earnings for the quarter are expected to increase 17% to approximately $0.14 per share, compared to $0.12 per share for the same period in 1997.

     The full text of the Company's press release is filed as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


     (c)  Exhibits.


          Exhibit No.            Description
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              99                 Press Release





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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: April 3, 1998                   SECURITY DYNAMICS TECHNOLOGIES, INC.
                                      ------------------------------------------
                                                  (Registrant)



                                      By: /s/ Marian G. O'Leary
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                                          Marian G. O'Leary
                                          Senior Vice President, Finance
                                          Chief Financial Officer and Treasurer




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                                  EXHIBIT INDEX



Exhibit No.                         Description
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     99                             Press Release